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                                                                      EXHIBIT 62

[RENTAL SERVICE CORPORATION LOGO]

                      IMPORTANT SHAREHOLDER COMMUNICATION


     The enclosed Consent Revocation materials are being sent to you on behalf of Rental Service Corporation.

     Rental Service Corporation asks that you please take the time today to show your support for the Board by executing the enclosed WHITE revocation card. We encourage you to execute a WHITE revocation card even if you have not previously voted or given your consent.

     Remember: You may not vote to revoke your consent by phone since this is a proxy contest. Please sign, date and mail the enclosed WHITE revocation card today.



                            YOUR VOTE IS IMPORTANT!



     If you have any questions, please call MacKenzie Partners, Inc. who is assisting Rental Service Corporation in this matter.



                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010



        You may call 800-322-2885 (toll-free) or 212-929-5500 (collect)